                                                                    EXHIBIT 10.8

                                    FORM OF
                         TRANSITION SUPPORT AGREEMENT


     This TRANSITION SUPPORT AGREEMENT is executed and made effective as of _____________, 2000, between National Data Corporation, a Delaware corporation ("NDC"), and Global Payments Inc., a Georgia corporation ("Global Payments").

                                  BACKGROUND

     A. The Board of Directors of NDC has determined that it is in the best interests of NDC and its shareholders for NDC to transfer and assign to Global Payments the capital stock of National Data Payment Systems, Inc., Global Payment Holding Company, NDC Holdings (UK) Ltd., Merchant Services U.S.A. and their respective subsidiaries (the "NDC eCommerce Subsidiaries") that hold all of the assets and liabilities that currently constitute NDC's eCommerce business and a 0.85% general partnership interest in GPS Holding Limited Partnership as a contribution to the capital of Global Payments and to receive in exchange therefor shares of Global Payments common stock, and to thereafter make a distribution (the "Distribution") to the holders of NDC common stock of all of the outstanding shares of Global Payments common stock at the rate of eight-tenths (0.8) of a share of Global Payments common stock for every one share of NDC common stock outstanding pursuant to a Distribution Agreement, dated as of the date hereof, between NDC and Global Payments (the "Distribution Agreement");

     B. The parties intend that the agreements contained herein will be effective at the Effective Time (as defined in the Distribution Agreement); and

     C. The parties hereto deem it to be appropriate and in the best interests of the parties that they provide certain services to each other on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I


         Description of Services.

         (a) NDC shall, subject to the terms and provisions of this Agreement:
(i) provide Global Payments with general services of a financial, technical, commercial, administrative and/or advisory nature as set forth on Exhibits A
                                                                  ----------
through _____ hereto and (ii) render such other specific services as Global Payments may from time to time reasonably request, subject to NDC's sole discretion and its being in a position to supply such additional services at the time of such request.

         (b)  Global Payments shall, subject to the terms and provisions of this
Agreement: (i) provide NDC with services as set forth on Exhibit hereto and (ii)
                                                         -------
render such other services as NDC may from time to time reasonably request, subject to Global Payments' sole discretion and its being in a position to supply such additional services at the time of the request.

     Each of NDC and Global Payments, as the case may be, shall use commercially reasonable efforts to provide the services described in the exhibits hereto and to transition from using the services provided by the other under this Agreement on or prior to the termination of the term for the provision of such services. Additionally, each of NDC and Global Payments agree that they shall use commercially reasonable efforts to assist, as necessary, in the development of the respective transition plans described in the exhibits hereto and shall provide assistance and training to the other as may be necessary to assure a smooth and orderly transition.

     2.  Consideration for Services.  Global Payments shall pay NDC for all the
         --------------------------
services described on Exhibits A through ______ and NDC shall pay Global
                      ----------
Payments for all the services described on Exhibit ___ at the rates specified in
                                           -----------
each such exhibit.

     3.  Terms of Payment.  Except as otherwise set forth on a particular
         ----------------
exhibit hereto, within fifteen (15) business days after the end of each month during the term of this Agreement, each party providing services pursuant to this Agreement ("Provider") will submit a written invoice to the party receiving such services ("Recipient") for service fees for the immediately preceding month together with an accounting of the charges for the immediately preceding month's services. Recipient agrees to pay Provider all costs allocated to it in accordance with this Agreement and all other charges that Provider is entitled to charge pursuant to this Agreement by wire transfer to a bank account designated by Provider electronically at the time of Recipient's receipt of an invoice as provided in this Section 3. If any portion of an amount due to Provider under this Agreement is subject to a dispute between the parties, Recipient shall nonetheless pay and remit to Provider on the date such amount is due all amounts not disputed in good faith by Recipient. Interest shall accrue at a rate of 8% per annum on any amounts not received by Provider within one (1) business day after receipt by Receiver of the invoice. The amount of any monthly service fee shall be prorated to correspond with the portion of a given month for which services were actually rendered.

     4.  Method of Payment.  All amounts payable by Global Payments and NDC for
         -----------------
the services rendered by the other pursuant to their Agreement shall be remitted to NDC or Global Payments, as the case may be, in United States dollars in the form of a wire transfer.

     5.  WARRANTIES.  THIS IS A SERVICE AGREEMENT.  EXCEPT AS EXPRESSLY STATED
         ----------
IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE.

     6.  Liability; Indemnification; Dispute Resolution.
         ----------------------------------------------

         (a) In no event shall either NDC or Global Payments have any liability, whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect or incidental loss or damage suffered by the other arising from or related to this Agreement, including without limitation, loss of data, profits, interest or revenue, or interruption of business, even if the party providing the services hereunder is advised of the possibility of such losses or damages.

         (b) The limitations set forth in Section 6(a) above shall not apply to liabilities which may arise as the result of willful misconduct or gross negligence of the party providing the services hereunder.

         (c) Effective as of the date of this Agreement, Global Payments shall indemnify, defend and hold harmless NDC and its affiliates and their respective directors, officers, employees and agents (the "NDC Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all actions or threatened actions) ("Indemnifiable Losses") incurred or suffered by any of the NDC Indemnitees arising from, related to or associated with (i) NDC's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of the NDC Indemnitees and (ii) the gross negligence or willful misconduct of Global Payments in furnishing or failing to furnish the services to be provided by Global Payments in this Agreement, provided however, in no event shall Global Payments be
                   ----------------
obligated to indemnify the NDC Indemnitees (taken together) under this Section 6(c) for Indemnifiable Losses arising out of Global Payments' gross negligence in an amount in excess of three times the service fee charged for the category of service related to the Indemnifiable Loss in the month in which the act or failure to act by Global Payments that gave rise to such Indemnifiable Loss occurs.

         (d) Effective as of the date of this Agreement, NDC shall indemnify, defend and hold harmless Global Payments and its affiliates and their respective directors, officers, employees and agents (the "Global Payments Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Global Payments Indemnitees arising from, related to or associated with (i) Global Payments' furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of the Global Payments Indemnitees, and (ii) the gross negligence or willful misconduct of NDC in furnishing or failing to furnish the services to be provided by NDC to Global Payments in this Agreement, provided
                                                                     --------
however, in no event shall NDC be obligated to indemnify the Global Payments
-------
Indemnitees (taken together) under this Section 6(d) for Indemnifiable Losses arising out of NDC's gross negligence in an amount in excess of three times the service fee charged for the category of service related to the Indemnifiable Loss in the month in which the act or failure to act by NDC that gave rise to such Indemnifiable Loss occurs.

          (e) Any disputes arising under this Agreement shall be resolved in accordance with Section 15.02 of the Distribution Agreement.

     7.   Termination.
          -----------

          (a) Each category of service provided under this Agreement shall terminate at the end of the period set forth on the Exhibit describing such service.

          (b) Notwithstanding Section 7(a) above, except as otherwise set forth on a particular exhibit hereto, either NDC or Global Payments may, at its option, upon no less than sixty (60) days prior written notice to the other (or such other period as the parties may mutually agree in writing or provide with respect to any services in any Exhibit hereto), direct the other to no longer provide a particular category of service.

          (c) Notwithstanding Sections 7(a) and 7(b) above, except as otherwise set forth on a particular exhibit, this Agreement may be terminated in its entirety in accordance with the following:

              (i)    Upon written agreement of the parties;

              (ii) By either Global Payments or NDC for material breach by the other of any of the terms hereof if the breach is not cured within thirty
     (30) calendar days after written notice of breach is delivered to the breaching party;

              (iii) By either Global Payments or NDC, upon written notice to the other if the other shall become insolvent or shall make an assignment of substantially all of its assets for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy;

              (iv) By NDC, upon written notice to Global Payments, if, for any reason, the ownership or control of Global Payments or any of Global Payments' operations, becomes vested in, or is made subject to the control or direction of, any direct competitor of NDC, but such termination shall be applicable only with respect to services provided by NDC to the portion of Global Payments' businesses that has been affected by the change in control.

              (v) By Global Payments, upon written notice to NDC, if for any reason, the ownership or control of NDC or any of NDC's operations becomes vested in, or is made subject to the control or direction of, any direct competitor of Global Payments, but such termination shall be applicable only with respect to services provided by Global Payments to the portion of NDC's business that has been affected by the change in control.

         (d) Upon any termination pursuant to Sections 7(b) and 7(c) above, NDC and Global Payments shall be compensated for all services performed to the date of termination in accordance with the provisions of this Agreement, and NDC and Global Payments, as the case may be, will consider hiring certain employees of the other identified by the other prior to the termination to the extent that NDC or Global Payments, as the case may be, does not contract with third parties to provide the services rendered by NDC or Global Payments pursuant to this Agreement.

     8.   Amendment.  This Agreement may be modified or amended only by the
          ---------
agreement of the parties hereto in writing, duly executed by the authorized representatives of each party.

     9.   Force Majeure.  Any delays in or failure of performance by NDC or
          -------------
Global Payments shall not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of NDC or Global Payments, as the case may be, including, but not limited to: acts of God or the public enemy; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any other causes beyond the reasonable control of NDC or Global Payments, whether or not of the same class or kind as those specifically named above.

     10.  Assignment.  This Agreement shall not be assignable by either party
          ----------
hereto without the prior written consent of the other party hereto; provided, however, that either party may assign its rights, but not its obligations, under this Agreement in connection with the transfer of all or substantially all of the assets of the business of such party to which this Agreement relates. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

     11.  Confidentiality.  Each party (as "Receiving Party")shall hold and
          ---------------
cause its directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information concerning the other party (as "Disclosing Party") (except to the extent that such information can be shown to have been (a) in the public domain through no fault of the Receiving Party (b) later lawfully acquired after the Effective Time on a non-confidential basis from other sources by the Receiving Party, or (c) was independently developed by the Receiving Party, as shown by the written business records of the Receiving Party, without use of any other information subject to the terms of this Agreement), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 11 and be bound by them.

     12.  Notices.  All notices and communications under this Agreement shall be
          -------
deemed to have been given (a) when received, if such notice or communication is delivered by hand delivery or overnight courier, and (b) three (3) business days after mailing or upon receipt, if earlier, if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

               If to NDC, to:

                   National Data Corporation
                   National Data Plaza
                   Atlanta, Georgia 30329-2010
                   Attention: General Counsel


               If to Global Payments, to:

                  Global Payments Inc.
                  4 Corporate Boulevard, N.E.
                  Atlanta, Georgia 30329-2010
                  Attention: General Counsel

Either party may, by written notice delivered to the other party in accordance with this Section 12, change the address to which delivery of any notice shall thereafter be made.

     13.  Waiver.  The failure of either party at any time or times to enforce
          ------
or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same.

     14.  Severability.  The provisions of this Agreement are severable and
          ------------
should any provision hereof be void or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void or unenforceable provision were not a part hereof.

     15.  Third Party Agreements.  NDC and Global Payments recognize that
          ----------------------
certain technology support services described in the exhibits hereto are provided by third party contractors under specific third party agreements ("Third Party Agreements"). NDC and Global Payments further recognize that the Third Party Agreements may have been entered into by either NDC or Global Payments and that the other receives technology support services as a result of the Third Party Agreements. NDC and Global Payments shall use their respective commercially reasonable efforts to cause the third party providers to continue to provide the technology support to the other under the terms of the Third Party Agreements as in effect as at the Effective Time.

     16.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

     17.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         NATIONAL DATA CORPORATION



                         By:____________________________
                         Name:
                         Title:



                         GLOBAL PAYMENTS INC.



                         By:
                         Name:__________________________
                         Title:

                                   EXHIBIT A
                                   ---------

                                  TAX SERVICES

     1.  Services.  NDC will provide tax services as described on Schedule A-1
         --------
attached to this Exhibit A.
                 ---------

     2.  Cost.  Global Payments shall pay NDC for the above services at the
         ----
rates set forth on Schedule A-1, on a monthly basis; provided however, that if
                                                     -------- -------
any employee(s) of NDC performing any service(s) listed on Schedule A-1 attached to this Exhibit A is hired by Global Payments to perform such service(s) for
        ---------
Global Payments after the Effective Date, the rate for such service(s) shown on Schedule A-1 attached to this Exhibit A shall be reduced by the corresponding
                              ---------
decrease in costs to NDC (including salaries, benefits and target bonuses for such employee(s)) resulting from Global Payments' employment of such employee(s).


APPROVED:

NATIONAL DATA CORPORATION


By:______________________


GLOBAL PAYMENTS INC.


By:______________________

                                 SCHEDULE A-1
                                 ------------


Tax Department Services

     Beginning on the Distribution Date and continuing through March 31, 2001, unless Global Payments shall sooner request that they be terminated, NDC shall continue to provide for Global Payments those tax department services that NDC's tax department has historically performed for NDC as a whole, including its eCommerce business. Such services shall include, but not be limited to, the following:

     Tax compliance and tax planning services related to the preparation of the May 31, 2000 federal, state, and foreign income tax returns.

     Tax compliance services related to the preparation of any real and personal property tax returns as needed.

     Assistance with the preparation of any sales tax returns if needed. (eCommerce sales tax returns are currently prepared directly by eCommerce staff)

     Assistance related to any federal and state income tax, sales tax or property tax audits.

     Assistance with tax planning related to acquisitions or divestitures.

     NDC shall cause its employees and contractors performing the tax services described on this Schedule A-1 to maintain reasonably accurate records as to the portion of their time spent on tax matters for Global Payments. Each month Global Payments shall pay NDC for such services an amount equal to NDC's Fully Loaded Cost, as such term is defined below, for a fraction of such employee or contractor, which fraction shall equal the fraction of such employee's or contractor's time devoted to matters for Global Payments during the month, plus reimbursement of all out of pocket costs paid to third parties in connection with the performance of such services.

     Fully Loaded Cost means the allocable portion of the wages, employee benefits, incentives and other payments to NDC employees and contractors, including occupancy costs related to such employees and contractors and the allocable portions of any direct variable cost and fixed operating cost incurred by NDC in supplying the services all determined in a manner consistent with NDC's historical cost accounting practices.

     Global Payments may terminate this Agreement with respect to any or all services being performed by NDC's tax department for Global Payments pursuant to this Schedule A-1 upon not less than sixty (60) days advance notice given as provided in this Agreement. Following the effective date of Global Payments' election to terminate all or any portion of the services to be provided pursuant to this Schedule A-1, NDC shall have no further obligation to Global Payments to provide any of the services so terminated.

                                   EXHIBIT B
                                   ---------

                                SUPPORT SERVICES


     1.  Services.  NDC will provide those support services of the types set
         --------
forth in the Service Level Agreement attached hereto as Schedule B-1 to this Exhibit B.
---------

     2.  Cooperation.  Global Payments and NDC shall cooperate in the temporary
         -----------
use of space by the other at their respective headquarters sites as described in Schedule B-1 to this Exhibit B.
                     ---------


APPROVED:

NATIONAL DATA CORPORATION


By:______________________


GLOBAL PAYMENTS INC.


By:______________________

                                 SCHEDULE B-1

Stock Option Support
--------------------

     Beginning on the Distribution Date and continuing for a period of six (6) months, NDC shall provide the services of Ms. B.J. Purcell, or any successor to Ms. B.J. Purcell at NDC for the purpose of handling recordkeeping regarding stock options granted or to be granted by Global Payments to its employees, officers, directors or consultants. Such services shall include, but not be limited to, the following:

     NDC shall cause the employee or contractor performing such stock option support services to maintain reasonably accurate records as to the portion of such person's time devoted to handling matters for Global Payments. As compensation for such services, Global Payments shall reimburse NDC for a portion of NDC's Fully Loaded Cost, as such term is defined below, for such individual or individuals equal to the fraction of such person or person's time devoted to handling such matters for Global Payments, plus reimbursement for all out of pocket costs paid to third parties in connection with the performance of such services by Global Payments.

     Fully Loaded Cost means the allocable portion of the wages, employee benefits, incentives and other payments to NDC employees and contractors, including occupancy costs related to such employees and contractors and the allocable portions of any direct variable cost and fixed operating cost incurred by NDC in supplying the services all determined in a manner consistent with NDC's historical cost accounting practices.


Office Sharing Moves
--------------------

     On a temporary basis, following the Distribution Date and for so long as reasonably necessary to accommodate moves of employees and equipment located at the NDC headquarters site, from space to be occupied by the other party under the lease of space by Global Payments, at NDC's headquarters site (the "Headquarters Lease"), certain employees and equipment of NDC may be required to remain in portions of the premises leased by Global Payments pursuant to the Headquarters Lease and certain of the employees and equipment of Global Payments may be required to remain in portions of NDC's premises not leased by Global Payments.

     NDC shall reasonably cooperate with the occupancy by Global Payments' employees and equipment of portions of the site not leased to Global Payments and shall provide reasonable cooperation in connection with the removal of such employees and equipment to portions of the site leased by Global Payments. Global Payments shall reasonably cooperate with the occupancy by NDC employees and equipment of portions of the premises leased by Global Payments pursuant to the Headquarters Lease and shall provide reasonable cooperation with the removal of such employees and equipment from such portions of the site in coordination with moves of Global Payments employees and equipment from portions of the site not leased by Global Payments.

     Each of NDC and Global Payments shall be responsible for its employees and equipment occupying portions of the headquarters site to be primarily occupied by the other under the terms of the Headquarters Lease.

     Neither NDC nor Global Payments shall be obligated to pay any rent or other charge with respect to the occupancy of its employees or equipment under the terms of this Schedule B-1; provided however, that each of NDC and Global Payments shall be responsible for any damages to the other or the other's property caused by its employees and equipment or the removal of its employees and equipment from space occupied on a temporary basis under the terms of this Schedule B-1.

                                   EXHIBIT C
                                   ---------

                   LEASING AND LEASE ADMINISTRATION SERVICES

     1.  Services.  NDC will provide leasing and lease administration services
         --------
as described on Schedule C-1 attached to this Exhibit C.
                                              ---------

     2.  Cost.  Global Payments shall pay NDC for the above services at the
         ----
rates set forth on Schedule C-1.


APPROVED:

NATIONAL DATA CORPORATION


By:
   ----------------------

GLOBAL PAYMENTS INC.


By:
   ----------------------

                                  SCHEDULE C-1


Leasing Services
----------------

     Beginning on the Distribution Date and continuing for a period of twelve
(12) months, NDC will assist Global Payments in connection with the negotiation of leases, lease modifications, lease renewals, lease amendments and such other similar leasing matters as may be reasonably requested by Global Payments from time to time.

     The foregoing twelve (12) month term shall be automatically renewed for successive twelve (12) month periods beginning on each anniversary of the Distribution Date, provided that Global Payments shall have the right to cancel these services effective upon the expiration of any twelve (12) month term then in effect by written notice given, if at all, no less than ninety (90) days prior to the expiration of such (12) month term.

     The annual fee for these services shall be $119,000.00, paid in monthly installments of $9,916.67. Global Payments shall also reimburse NDC for reasonable and actual travel expenses incurred by NDC in providing these services.


Lease Administration Services
-----------------------------

     Beginning on the Distribution Date and continuing for a period of twelve
(12) months, NDC will assist Global Payments in the administration of Global Payments' facility leases and subleases (other than the Headquarters Lease). Such services shall include preparing rent schedules, maintaining a database of Global Payments' leases and subleases, performing operating costs reconciliations and performing such other similar services as may be reasonably requested by Global Payments from time to time.

     The foregoing twelve (12) month term shall be automatically renewed for successive twelve (12) month periods beginning on each anniversary of the Distribution Date, provided that Global Payments shall have the right to cancel these services effective upon the expiration of any twelve (12) month term then in effect by written notice given, if at all, no less than ninety (90) days prior to the expiration of such (12) month term.

     The annual fee for these services shall be $60,000, and will be billed within thirty (30) days after the end of the applicable twelve (12) month period; provided, however, that such fee shall be reduced (not below zero) on a dollar for dollar basis for each dollar of commission rebates received by NDC from Cushman & Wakefield in connection with any of the leases, lease modifications, lease renewals, lease amendments or other leasing matters referred to above in the "Leasing Services" section of this Schedule C-1.

                                   EXHIBIT D
                                   ---------

                   USE OF SPACE IN DON MILLS ONTARIO CANADA


1. Services. Global Payments will provide to NDC or a subsidiary of NDC use of
   --------
certain space in the office leased by Global Payments in Don Mills Ontario as described on Schedule D-1 attached to this Exhibit D.
                                           ---------

2. Cost. NDC shall pay Global Payments for the use of such space as described on
   ----
Schedule D-1.

APPROVED:
---------

NATIONAL DATA CORPORATION

By:
   --------------------------


GLOBAL PAYMENTS, INC.

By:
   --------------------------

                                 SCHEDULE D-1
                                 ------------

Use of Office Space

     Beginning on the Distribution Date, NDC or a subsidiary of NDC ("Occupant") may continue to occupy a portion of the space currently leased by Global Payment Systems, LLC ("GPS") in One and Three Concord Gate, Don Mills Ontario Canada (the "Leased Premises"). The portion of the Leased Premises that shall be used by Occupant shall consist of approximately 2,000 rentable square feet of space in the Leased Premises currently associated with NDC's operation of computers located there. Occupant's use of such space shall be for the purpose of continuing the operation of computers and providing office space for NDC personnel involved in the operation and maintenance of such computers. NDC's use of such space shall commence on the Distribution Date and shall terminate at midnight on the expiration date of GPS's lease of the Leased Premises (the "Lease") unless the Lease is terminated earlier in accordance with its terms.

     Occupant's right to occupy a portion of the Leased Premises is expressly subject to all terms of the Lease. NDC agrees to assume all obligations of GPS, as "Tenant" under its lease of such space, with respect to the space used by Occupant under the terms of this Agreement.

     Any act or omission by Occupant that would constitute a default under the Lease shall, subject to the same notice and cure provisions provided in the Lease, be deemed a default by NDC under this Exhibit D. In addition, any failure
                                             ---------
by NDC to pay the fees provided for in this Exhibit D when due or any failure by
                                            ---------
NDC to perform any other obligations required under this Exhibit D and the
                                                         ---------
continuance of such failure for five (5) days following notice from GPS to NDC of such failure, shall be deemed a default under this Exhibit D. Any such
                                                      ---------
default by NDC shall entitle GPS to exercise any and all remedies available to "Landlord" under the Lease or any other remedies available at law or in equity under the laws of the Country of Canada, Province of Ontario.

     NDC hereby agrees to indemnify and hold GPS harmless with regard to Occupant's use of a portion of the Leased Premises as provided herein to the same extent that GPS is required to indemnify and hold the Landlord harmless with respect to such space. NDC agrees to obtain and maintain during the period that Occupant occupies any portion of the Leased Premises pursuant to this Exhibit D insurance in the same amounts and of the same types (including any
---------
required waiver of subrogation provisions or endorsements) required to be carried by GPS, as "Tenant" under the Lease, with regard to the Leased Premises.

     Upon the expiration or earlier termination of Occupant's right to occupy a portion of the Leased Premises pursuant to this Exhibit D, NDC shall return such
                                                ---------
portion of the Leased Premises to GPS in the condition required by the Lease, normal wear and tear damage by casualty or condemnation excepted.

Fee for Use of Space
--------------------

     NDC shall pay to GPS for the use of the space pursuant to this Exhibit D, a
                                                                    ---------
base amount equal to $62,400 (Canadian) per year, payable in advance in monthly installments of Five Thousand Two Hundred One and Sixty-Seven One Hundredths Canadian Dollars ($5,201.67) each due and payable on or before the first day of each calendar month commencing on the Distribution Date through the expiration and termination of NDC's right to occupy the space pursuant to this Exhibit D,
                                                                    ---------
with appropriate pro rations for partial months. NDC will also pay as an additional fee (i) NDC's pro rata share (based on the 2,000 rentable square feet that may be used by Occupant compared to the total rentable square footage of the Leased Premises) of (a) all Occupancy Costs (as defined in the Lease) and
(b) cost for outside vendors and service providers engaged by GPS to provide janitorial, security or other services to the Leased Premises as a whole, and
(ii) any amounts due under the Lease for separate or "other charges" (such as excess electrical, overtime, HVAC, damage expenses, etc.) and incurred at Occupant's request or otherwise allocable or attributable to the portion of the Leased Premises used by Occupant. All such additional fees shall be payable to GPS at the time and in the same manner such payments are due under the Lease, or as otherwise reasonably required by GPS from time to time.